UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2011 (September 9, 2011)
KiOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
13001 Bay Park Road, Pasadena, Texas 77507
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 694-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective September 14, 2011, W.R. Lyle has been appointed as KiOR’s Senior Vice President, Operations. Mr. Lyle, age 60, brings over 40 years of petroleum refining experience and leadership to KiOR, with an extensive background in fluid catalytic cracking (FCC) technology, blendstock fractionization, safety, and operations efficiency. From May 2009 to January 2011, Mr. Lyle served as Vice President of Health, Environment, Safety, Security and Regulatory Affairs for Sunoco, Inc., a leading petroleum refiner and marketer and chemicals manufacturer. Prior to that role at Sunoco, Inc., Mr. Lyle served in various operational leadership roles with Sunoco Refining and Supply, including Vice President, Northeast Refining from March 2006 to April 2009, and Vice President, Mid Continent Refining Complex from October 2003 to February 2006. Prior to Sunoco, Mr. Lyle also spent 31 years with Mobil and ExxonMobil in roles involving refinery operations and management. Mr. Lyle has a B.S. in Chemical Engineering from Lamar University in Texas.
     On September 13, 2011, Mr. Lyle entered into an offer letter agreement (the “Agreement”) with the Company. Pursuant to the terms of the Agreement, Mr. Lyle’s annual base salary will be $275,000 and he will be eligible to receive an annual performance bonus of up to $100,000. In addition, Mr. Lyle has been granted (i) an option to purchase 125,000 shares of the Company’s Class A common stock, such options to vest at a rate of 20% after the first year of employment and 1/48th of the shares monthly over the next four years of employment and (ii) an award of 125,000 Restricted Stock Units, such units to vest at a rate of 20% per year over the first five anniversaries of the date of issuance.
     There are no family relationships between Mr. Lyle and any of KiOR’s directors, executive officers or persons nominated or chosen to be directors or executive officers. Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. Lyle had or will have a direct or indirect material interest.
     William Coates resigned as Chief Operating Officer of KiOR, Inc. (the “Company”) effective September 9, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.
Date: September 15, 2011	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary